Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Strawberry Fields REIT, Inc. and Subsidiaries (the “Company”) of our report dated March 19, 2024, relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K of the Company for the years ended December 31, 2023 and 2022. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
July 11, 2024